Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement No. 333-155249 on Form S-8 of Newfield Exploration Company, of our report dated June 26, 2009, relating to the Statement of Financial Condition as of December 31, 2008 and the Statement of Income and Changes in Plan Equity for the year then ended of the Newfield Exploration Company Deferred Compensation Plan as of December 31, 2008.

/s/ McConnell & Jones LLP
 Houston, Texas
 June 26, 2009

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